Exhibit 99.2

Permex Petroleum Corporation to Consolidate its Common Shares

VANCOUVER, British Columbia, October 19, 2023 – Permex Petroleum Corporation (CSE: OIL) (OTCQB: OILCF) (FSE: 75P) (“Permex” or the “Company”) announces that the Company will be consolidating all of its issued and outstanding common shares (the “Shares”) on the basis of one (1) post-consolidated Share for every four (4) pre-consolidated Shares held (the “Consolidation”).

The Company’s board of directors approved the Consolidation on September 13, 2023, and set October 23, 2023 as the effective date of the Consolidation. Trading of the Shares on a post-Consolidation basis on the Canadian Securities Exchange (“CSE”), Frankfurt Stock Exchange and the OTCQB is expected to commence on or about October 24, 2023, subject to final approval by the CSE and the Financial Industry Regulatory Authority. The new CUSIP number for the post-Consolidation Shares will be 71422P303 and the new ISIN number will be CA71422P3034. The Company’s name and stock symbols will remain unchanged following the Consolidation.

No fractional Shares will be issued as a result of the Consolidation. Any fractional Shares will be rounded either up or down to the nearest whole number of Shares. Specifically, each fractional Share remaining as a result of the Consolidation that is less than half of a Share will be cancelled and each fractional Share that is at least half of a Share will be changed to one whole Share. The exercise price and number of Shares issuable pursuant to the exercise of any outstanding securities convertible or exercisable into common shares, including options and warrants, will also be adjusted in accordance with the Consolidation ratio.

As of the date hereof, the Company has 2,206,014 Shares issued and outstanding. The Consolidation will reduce the number of outstanding Shares to approximately 551,504 Shares issued and outstanding.

The registered shareholders of the Company (the “Shareholders”) will receive a letter of transmittal (each a “Letter of Transmittal”) with respect to the Consolidation, with information on how to surrender share certificates or DRS statement(s) representing pre-consolidated Shares to the Company’s transfer agent, TSX Trust Company (“TSX”). All Shareholders who submit a duly completed Letter of Transmittal along with their respective Share certificate(s) representing the pre-consolidated Shares to the Company’s transfer agent, TSX, will receive a certificate or DRS statement(s) representing the post-consolidated Shares.

The Consolidation is intended to make the Shares more attractive to new and current investors.

About Permex Petroleum Corporation

Permex Petroleum is a uniquely positioned junior oil and gas company with assets and operations across the Permian Basin of West Texas and the Delaware Sub-Basin of New Mexico. The Company focuses on combining its low-cost development of Held by Production assets for sustainable growth with its current and future Blue-Sky projects for scale growth. The Company, through its wholly owned subsidiary, Permex Petroleum US Corporation, is a licensed operator in both states, and owns and operates on private, state and federal land. For more information, please visit www.permexpetroleum.com.

Contact Information

Permex Petroleum Corporation

Mehran Ehsan

President, Chief Executive Officer & Director

(214) 459-2782

Gregory Montgomery

Chief Financial Officer

(214) 459-2782

Or for investor relations, please contact:

Renmark Financial Communications Inc.

Steve Hosein: shosein@renmarkfinancial.com

Tel.: (416) 644-2020 or (212)-812-7680

www.renmarkfinancial.com

Cautionary Note Regarding Forward-Looking Statements: This news release contains forward-looking statements relating to the effective date of the Consolidation, the number of Shares outstanding following the Consolidation, the treatment of fractional shares in the Consolidation, the effect of the Consolidation on the market for the Shares and other statements that are not historical facts. Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects” and similar expressions. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include those relating to the ability to complete the Consolidation on the effective date, the number of post-Consolidation Shares is different from the number set out herein and the treatment of fractional shares in the Consolidation is different from what is set out herein and other risks detailed from time to time in the filings made by the Company with the U.S. Securities and Exchange Commission and the Canadian securities regulators.

You are cautioned that assumptions used in the preparation of any forward-looking information may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. You are cautioned not to place undue reliance on any forward-looking information. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by these cautionary statements. The forward-looking statements contained in this news release are made as of the date of this news release, and the Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable law.